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                                                                    Exhibit 23.2





                         Independent Auditors' Consent
                         -----------------------------




The Owners of
Bottling Group, LLC:


We consent to the incorporation by reference of our reports dated January 28, 2003, with respect to the consolidated balance sheets of Bottling Group, LLC as of December 28, 2002 and December 29, 2001, and the related consolidated statements of operations, cash flows and changes in owners' equity for each of the fiscal years in the three-year period ended December 28, 2002, and the related financial statement schedule, which reports are included in the December 28, 2002, annual report on Form 10-K of Bottling Group, LLC. Our report on the consolidated financial statements refers to the Company's adoption of FASB No. 142, "Goodwill and Other Intangible Assets," as of December 30, 2001.


We also consent to the reference to our firm under the heading "Independent Accountants" in the prospectus.


/s/ KPMG LLP
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New York, New York
June 19, 2003